UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Synopsys, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Important Additional Information Concerning the 2024 Annual Meeting of Stockholders of

Synopsys, Inc. to be Held on April 10, 2024

As set forth in our Definitive Proxy Statement filed with the Securities and Exchange Commission and first mailed or made available to our stockholders on February 16, 2024, our Corporate Governance Guidelines provide that whenever the Chair of our Board of Directors (the “Board”) also serves as our Chief Executive Officer (“CEO”), or is otherwise not an independent director in accordance with the applicable federal securities laws and the Nasdaq Listing Standards, we will appoint an independent director to serve as Lead Independent Director to provide independent oversight of management and provide leadership for the independent directors of the Board.

On March 25, 2024, our Board amended our Bylaws and Corporate Governance Guidelines, effective immediately, to provide for the appointment of our Lead Independent Director by the independent directors of the Board, rather than the full Board. Our amended Corporate Governance Guidelines, which we have made available on our website, were also amended to clarify that the Lead Independent Director has explicit approval authority when it comes to approving the agenda, schedule, and materials for meetings of the full Board, and that the Lead Independent Director shall serve as the primary point of contact for stockholders who wish to engage directly with the Board.

We believe that these amendments to our Corporate Governance Guidelines further underscore the robust role of our Lead Independent Director in providing appropriate leadership to the independent directors of the Board and oversight of management, without negatively impacting the advantages of our current Board leadership structure.

A summary of the duties of our Executive Chair, Lead Independent Director, and President, Chief Executive Officer and Director is provided below. While our Executive Chair and President and CEO have entered into employment agreements with Synopsys, their employment is at-will and can be terminated by us at any time, and their continual membership on our Board is subject to their being reelected by our stockholders.

Executive Chair	Lead Independent Director	President and CEO

Dr. Aart de Geus	Roy Vallee	Sassine Ghazi

•  Review and advise on agenda and materials for regular Board meetings with the Lead Independent Director and CEO.

•  Review and advise on schedule of regular Board meetings.

•  Serve as chair of regular Board meetings.

•  Guide discussions at Board and Committee meetings.

•  Communicate with directors on key issues outside of Board meetings.

•  Advise and support the CEO and management on Synopsys’ long-term strategy.

•  Approve agenda and materials for regular Board meetings with the Executive Chair and CEO.

•  Approve schedule of regular Board meetings with the Executive Chair and CEO.

•  Serve as chair of regular Board meetings when the Executive Chair is unavailable.

•  Call executive sessions of the independent directors, establish the agenda for, and preside at such sessions.

•  Provide feedback from executive sessions to management.

•  Establish the strategic direction and drive value creation of Synopsys.

•  Represent the face of Synopsys to various stakeholders.

•  Set meaningful and measurable operating and strategic goals for the company.

•  Drive operational execution.

•  Build and guide a highly capable and dynamic leadership team.

•  Establish a strong performance management culture.

•  Serve as primary interface between management and the Board.

• Maintain key strategic relationships and stakeholder communications, as appropriate. • Champion Synopsys’ culture and technological innovation both within and outside the company.

•  Serve as liaison between the CEO, Executive Chair and the independent directors.

•  Preside over periodic meetings of the independent directors.

•  Participate in the annual performance evaluation of the CEO.

•  Facilitate dialogue between the independent directors and management.

•  Serve as the primary point of contact for stockholders who wish to engage directly with the Board.

•  Provide regular updates and information to the Board on key issues, including business developments and status of operations.

•  Review organizational structure needs and develop ongoing management succession plans.

•  Assist the Compensation Committee in assessing the performance of the leadership team and provide guidance and mentorship to individual leaders.

•  Anticipate and mitigate potential risks to Synopsys, and help ensure such risks are identified, minimized and reported to the Board or committees, as appropriate.

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